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                                                                    EXHIBIT 99.1

                        [SILICON VALLEY BANCSHARES LOGO]

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For immediate release            Contact:
November 17, 1999                Lisa Bertolet
5:30 p.m. (PST)                  Investor Relations
                                 (408) 654-7282

NASDAQ: SIVB                     Andrea McGhee
                                 Corporate Communications
                                 (408) 654-3078
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             SILICON VALLEY BANCSHARES ANNOUNCES MID-FOURTH QUARTER
                              FINANCIAL HIGHLIGHTS

    SANTA CLARA, CA--Silicon Valley Bancshares (the "Company"), parent company of Silicon Valley Bank (the "Bank"), announced today the following financial highlights for the month ended October 31, 1999. This press release represents a continuation of the Company's practice of issuing a mid-quarter financial highlights update.

    (Dollars in thousands)
    Average Loans, Net of Unearned Income--$1,642,235
    Average Interest-Earning Assets--$3,668,738
    Average Deposits--$3,551,524
    Net Interest Margin--6.5%
    Yield on Loans--10.5%
    Yield on Interest-Earning Assets--7.9%
    Cost of Funds--1.3%
    Efficiency Ratio--53.4%
    Warrant Income--$14,505
    Off-Balance Sheet Client Funds--$3,810,489

    The Company currently expects core earnings per share for the fourth quarter of 1999 to be in the range of $0.62-$0.65 (which excludes the impact of warrant income). This core earnings per share estimate takes into account the impact of the proposed offering of 1.25 million shares of the Company's common stock which the Company hopes to complete during the fourth quarter of 1999.

    Based on October 31, 1999 market valuations, the Company had additional potential pre-tax warrant gains totaling over $29.2 million, of which over $22.9 million related to four clients. The Company is restricted from exercising many of these warrants until later in the fourth quarter of 1999

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and the first quarter of 2000. Further, based on October 31, 1999 market valuations, the Company had a potential pre-tax gain on a venture capital fund investment of over $14.3 million. The Company is restricted from selling this equity instrument until the first quarter of the year 2000. Additionally, the Company is precluded from using any type of derivative instrument to secure the current unrealized gains associated with these equity instruments. Hence, the amount of income realized by the Company from these equity instruments in future periods may vary materially from the current unrealized amount due to fluctuations in the market prices of the underlying common stock of these companies. Furthermore, the Company may reinvest some or all of the income realized from the disposition of these equity instruments in pursuing its business strategies.

    Year 2000 Readiness Update: Testing of mission critical service providers and contingency planning and testing was complete as of June 30, 1999. Additionally, the Bank completed the implementation of all mission critical systems into the production environment as of June 30, 1999. This marks the completion of the Bank's final milestone under regulatory guidelines. However, the Bank will continue to work through the rest of the year with vendors, clients and business partners to make a smooth transition into the next millennium.

    The Company will be in a quiet period beginning December 16, 1999 (15 calendar days before quarter end) and will issue a press release announcing the final 1999 fourth quarter financial results on Thursday, January 20, 2000. The Company will host a conference call at 7:00 a.m. (PST), on Friday, January 21, 2000, to discuss the 1999 fourth quarter financial results. The conference call can be accessed by dialing (888) 955-3514 and referencing the passcode "Silicon Valley Bank." A digitized replay of this conference call will be available beginning at approximately 10:00 a.m. (PST), on Friday, January 21, 2000, through 5:00 p.m (PST), on Friday, February 18, 2000, by dialing
(800) 774-9248. An audio replay of this conference call will also be available on the World Wide Web at www.svb.com beginning Friday, January 21, 2000.

    Silicon Valley Bank serves emerging growth and middle-market companies in targeted niches, focusing on the technology and life sciences industries, while also identifying and capitalizing on opportunities to serve companies in other industries whose financial services needs the Bank believes are underserved.

    The Bank operates offices throughout the Silicon Valley: Santa Clara, Palo Alto and 3000 Sand Hill Road, Menlo Park, the center of the venture capital community in California. Other regional offices within California include:
Irvine, San Diego, San Francisco, St. Helena, Sonoma, Westlake Village, and West Los Angeles. Office locations outside of California include: Phoenix, Arizona; Boulder, Colorado; Atlanta, Georgia; Rosemont, Illinois; Wellesley, Massachusetts; St. Louis Park, Minnesota; Beaverton, Oregon; Radnor, Pennsylvania; Austin, Texas; Reston, Virginia; and Kirkland, Washington.

                           FORWARD-LOOKING STATEMENTS

    This release includes "forward-looking statements" as that term is used in the securities laws. All statements regarding the Company's expected financial position, business and strategies are forward-looking statements. In addition, in this release, the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, and has based these expectations on the Company's beliefs as well as assumptions it has made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations include, without limitation:

    - If a significant number of clients fail to perform under their loans, the Company's business, profitability and financial condition would be adversely affected.

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    - Because of the credit profile of our loan portfolio, the Company's levels of nonperforming assets and charge-offs can be volatile, and the Company may need to make material provisions for loan losses in any period, which could cause reduced net income or net losses in that period.

    - If the amount of capital available to start-up and emerging growth companies decreases, it could adversely affect the Company's business, profitability and growth prospects.

    - The Company is subject to extensive regulation that could limit or restrict its activities and impose financial requirements or limitations on the conduct of its business. The Company is currently party to a memorandum of understanding with its primary banking regulators which requires it to increase capital and restricts its ability to declare dividends and take other actions without regulatory consent.

    - The Company's currently existing unrealized warrant and venture capital fund portfolio gains may never be realized.

    - Public offerings and mergers and acquisitions involving the Company's clients can cause loans to be paid off early, which could adversely affect its business and profitability. The Company has experienced only modest loan growth in 1999, primarily as a result of this phenomenon.

    - The Company's current level of interest rate spread may decline in the future. Any material reduction in its interest spread could have a material impact on its business and profitability.

    - Adverse changes in domestic or global economic conditions, especially in the technology sector, could have a material adverse effect on the Company's business, growth and profitability.

    - If the Company fails to retain its key employees, its growth and profitability could be adversely affected.

    - If the Company fails to address adequately the Year 2000 issue, it could adversely affect the Company's business and profitability and the Company could face regulatory enforcement actions.

    - The price of the Company's common stock may decrease rapidly and prevent stockholders from selling their stock at a profit.

For information about factors that could cause the Company's actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors" included in Item 5 of the Company's Report on Form 8-K dated November 18, 1999. The Company urges investors to consider these factors carefully in evaluating the forward-looking statements contained in this release. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

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